                                                                      EX. (e)(8)

                   SECOND AMENDMENT TO DISTRIBUTION AGREEMENT

     This Second Amendment to the Distribution Agreement, dated as of October 11, 2007 (the "Amendment"), by and between State Street Institutional Investment Trust, a trust established under the laws of the Commonwealth of Massachusetts (the "Fund"), and ALPS Distributors, Inc., a Colorado corporation, having its principal place of business at 1290 Broadway, Suite 1100, Denver, Colorado 80203 (the "Distributor").

     WHEREAS, the Fund and Distributor entered into a Distribution Agreement dated February 1, 2005 (the "Agreement"); and

     WHEREAS, the Distributor and the Fund wish to modify the provisions of the Agreement to reflect the addition of three new Portfolios under Annex I of this Agreement; and

     NOW THEREFORE, the parties hereby agree to amend the Agreement as follows:

     1. The parties hereto agree to delete Annex I in its entirety and replace it with a new Annex I attached hereto, dated October 11, 2007.

     2. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. Any items not herein defined shall have the meaning ascribed to them in the Agreement.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

STATE STREET INSTITUTIONAL              ALPS DISTRIBUTORS, INC.
INVESTMENT TRUST
                                                   ,
By: /s/ Gary L. French                  By: /s/ Tane Tyler
    ---------------------------------       ------------------------------------
                                                 ,
Name: Gary L. French                    Name: Tane Tyler
Title: Treasurer                        Title: Secretary

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                                     ANNEX I

                                  AS AMENDED ON
                                OCTOBER 11, 2007

FUND

State Street Equity 500 Index Fund (Administrative Class/Service Class/R Class) State Street Equity 400 Index Fund
State Street Equity 2000 Index Fund
State Street Aggregate Bond Index Fund
State Street Institutional U.S. Government Money Market Fund (Institutional Class/Investment Class)
State Street Institutional Liquid Reserves Fund (Institutional Class/Investment Class)
State Street Institutional Limited Duration Bond Fund
State Street Institutional Tax Free Limited Duration Bond Fund
State Street Institutional Tax Free Money Market Fund (Institutional Class/Investment Class)
State Street Institutional Treasury Money Market Fund (Institutional Class/Investment Class)
State Street Institutional Treasury Plus Money Market Fund (Institutional Class/Investment Class)